SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) August 6, 1999
                         -----------------------------

                      Cell Tech International Incorporated
                      ------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                       0-21015                  22-3345046
         --------                       -------                  ----------
(State or Other Jurisdiction        (Commission File            (IRS Employer
    of Incorporation)                   Number)              Identification No.)


              537 Northern Heights, Klamath Falls, Oregon        97601

               (Address of Principal Executive Offices)        (Zip Code)


Registrant's telephone number, including area code (541) 882-5406

                                  HumaScan Inc.

                509 County Line Road, Radnor, Pennsylvania 19807

         (Former Name or Former Address, if Changed Since Last Report)

Item 1.  Change in Control of Registrant

     See discussion under Item 2 below and the information set forth in the Information Statement, dated July 27, 1999 and filed with the Securities and Exchange Commission on July 27, 1999, pursuant to Section 14(F) of the Securities Act of 1934 and SEC Rule 14F-1, which is incorporated herein by reference thereto.

Item 2.  Acquisition or Disposition of Assets

General

     On August 6, 1999, HumaScan Inc. ("HumaScan") consummated the transactions contemplated by the Agreement and Plan of Reorganization, dated July 16, 1999 (the "Reorganization Agreement") with Daryl J. Kollman and Marta C. Kollman
(together, the "Kollmans"). The Reorganization Agreement provided for the exchange ("Exchange") of all of the outstanding shares of The New Earth Company, Inc. ("Earth Company") and The New Algae Company, Inc. ("Algae Company" and, together with Earth Company, the "Companies") for shares of HumaScan common stock and HumaScan preferred stock that together represent approximately 92.049% of the outstanding HumaScan common stock (including the HumaScan common stock issuable upon conversion of the HumaScan preferred stock) after the closing of the Exchange.

Exchange Consideration

     Under the terms of the Reorganization Agreement, the Kollmans transferred to HumaScan (the "Effective Time") (i) an aggregate of 100 shares of voting common stock and 900 shares of non-voting common stock of Earth Company and (ii) an aggregate of 100 shares of voting common stock and 900 shares of non-voting common stock of Algae Company, and HumaScan transferred to the Kollmans (i) an aggregate of 13,000,000 shares of common stock of HumaScan and (ii) an aggregate of 748,507 shares of Series B Preferred Stock ("Preferred Stock") of HumaScan.

     Each share of Preferred Stock will convert automatically into 108.520993 shares of HumaScan common stock (an aggregate of 81,228,723 shares) upon the effectiveness of either (i) a reverse stock split of the HumaScan common stock that would provide a sufficient number of authorized but unissued shares of HumaScan common stock to allow for the conversion of all of the Preferred Stock or (ii) an amendment of HumaScan's certificate of incorporation to provide for a sufficient number of authorized but unissued shares of HumaScan common stock to allow for the conversion of all of the Preferred Stock. At the Effective Time, HumaScan's certificate of incorporation authorized HumaScan to issue 25,000,000 shares of HumaScan common stock. As of August 6, 1999, HumaScan had outstanding 8,139,070 shares of HumaScan common stock and had reserved 2,589,107 shares of HumaScan common stock for issuance upon the exercise of outstanding options and warrants or pursuant to HumaScan's 1996 Stock Incentive Plan.

     On August 10, 1999, the majority shareholders of HumaScan voted to effect a 1:10.8520933 reverse stock split and amend its certificate of incorporation to increase its authorized shares of common stock to 50,000,000 from 25,000,000 to provide a sufficient number of shares of HumaScan common stock to permit the conversion of all of the Preferred Stock. The holders of the Preferred Stock have voting, dividend and liquidation rights equal to the number of shares of HumaScan common stock into which each share of Preferred Stock is then convertible. Assuming the conversion of all of the shares of Preferred Stock, the Preferred Stock and the HumaScan common stock that has been issued to the Kollmans together would represent approximately 86% of the HumaScan common stock outstanding after the Effective Time, calculated on a fully diluted basis assuming the exercise of all of the Company's outstanding options and warrants.

Item 3.  Bankruptcy or Receivership

     None.

Item 4.  Changes in Registrant's Certifying Account

     None.

Item 5.  Other Events

Internal Revenue Service

     On June 18, 1999, the Internal Revenue Service (hereinafter, the "IRS") accepted a Payment Proposal from Daryl Kollman and Marta Kollman that provides for sales of their shares in the Company for payment of various federal income tax debts. The IRS' acceptance was set forth in a Notice of Determination dated June 18, 1999 that reiterated, verbatim, the terms of the Kollmans' Payment Proposal. Pursuant to the Payment Proposal, Daryl Kollman and Marta Kollman granted the IRS security interests in all of their common and preferred shares in the Company, and deposited the shares into a trust administered by West Coast Trust Co., Inc. (hereinafter, "WCT"). The trust terms are set forth in a Pledge and Escrow Agreement between Daryl and Marta Kollman, the IRS, and WCT dated June 24, 1999. Together, the Payment Proposal and Pledge and Escrow Agreement provide for the following:

     a. WCT shall retain physical possession of all of the Kollmans' shares until the Kollmans' income tax liabilities for various specified years have been paid. Upon full payment of the tax liabilities, the IRS will release the federal tax liens that presently encumber the shares, and WCT will return the shares it then holds back to the Kollmans.

     b. The Kollmans will sell shares of their stock in the Company as needed and allowed by federal and state securities laws to make quarterly payments to the IRS. The IRS will facilitate the sales by issuing certificates of discharge from the IRS' tax liens for the shares to be sold. The Kollmans have unfettered discretion regarding the method, timing, and number of shares to be sold.

     c. WCT will administer sales of the shares as directed by the Kollmans under stock powers delivered to them by the Kollmans. Portions of the sale proceeds will be distributed by WCT to the Kollmans for the making of estimated tax payments for the capital gains arising from sale. The balance of the proceeds, less costs of sale, will be distributed to the IRS as payments against their tax liabilities. Dividends accruing on the Kollmans' shares will be received by WCT and distributed to the IRS as tax payments.

     d. The Kollmans retain all voting rights incident to their shares while WCT holds them.

     e. The IRS may seize the Kollmans' shares from WCT if the Kollmans fail to timely cure a default upon their commitments to the IRS under the Payment Proposal. The IRS would thereafter proceed to sell or judicially foreclose some or all of the shares for payment of the Kollmans' tax liabilities as allowed by applicable law, and return any unsold shares or excess proceeds to the Kollmans. The principal commitments made by the Kollmans are payment of their tax liabilities through quarterly installments, and the timely filing of all tax returns and timely payment of all taxes during the installment period.

     f. The terms of the Payment Proposal, including WCT's possession and administration of the Kollmans' shares, may be renegotiated and modified at any time.

Coast Business Credit

     In June 1999, The New Algae Company ("New Algae") and The New Earth Company ("New Earth"), wholly owned subsidiaries of Cell Tech International Incorporated, entered into a Loan and Security Agreement (the "Coast Loan") with Coast Business Credit, a division of Southern Pacific Bank ("Coast"), in which Coast agreed to lend New Algae and New Earth up to $15,000,000, subject to the occurrence of the closing. The total loan amount consists of a loan against the Company's receivables, an advance against New Algae's monthly net collections, an inventory loan of up to $3,000,000, a term loan of up to $2,400,000 and an equipment acquisition loan of up to $2,000,000. The interest rate on the receivable loans, advances and the inventory loan is at a rate equal to the prime rate plus 2.5% per annum. The interest rate on the term loans and the equipment acquisition loans will be a rate equal to the Prime Rate plus 2.75% per annum. The Coast Loan is secured by substantially all of the assets of New Algae and New Earth, the personal guarantees of Daryl Kollman and Marta Kollman and the guarantee of Cell Tech International Incorporated. On August 6, 1999, the Company guaranteed the Coast Loan. New Algae and New Earth borrowed $10,015,740 from Coast on August 6, 1999. The net proceeds of the loan were used to pay a previously declared dividend of $7,600,000 to the Kollmans and for working capital.

Item 6. Resignation of Registrant's Directors

     None.

Item 7. Financial Statements and Exhibits

     (a)  Financial Statements

          The New Algae Company and The New Earth Company Combined Financial
            Statements for the year ended December 31, 1998, 1997 and 1996. Report of Independent Certified Public Accountant
          Combined Balance Sheets
          Combined Statements of Income
          Combined Statements of Shareholders' Equity
          Combined Statements of Cash Flows
          Notes to Combined Financial Statements

     (b) Cell Tech International Incorporated--Unaudited Pro Forma Condensed Consolidated Financial Statements

     Attached is the following unaudited pro forma condensed consolidated financial statements which give effect to the acquisitions by the Company of 100% of the outstanding common stock of The New Algae Company, Inc. and The New Earth Company, Inc.:

     Explanatory Head Note

     Unaudited pro forma condensed consolidated balance sheet as of September 30, 1999.

     Unaudited pro forma condensed consolidated statements of income for the year ended December 31, 1999.

     Unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 1999.

     Notes to unaudited pro forma condensed consolidated financial statements.

     (c)  Exhibits

     None.

Item 8. Change in Fiscal Year

     None.

Item 9. Sales of Equity Securities Pursuant to Regulation S

     None.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 27, 2000                   CELL TECH INTERNATIONAL INCORPORATED

                                        (Registrant)

                                        /s/ Marta C. Kollman
                                        ----------------------------------------
                                        Marta C. Kollman
                                        Chief Executive Officer and President

                            THE NEW ALGAE COMPANY AND
                              THE NEW EARTH COMPANY

                          COMBINED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                            THE NEW ALGAE COMPANY AND
                              THE NEW EARTH COMPANY

                                    CONTENTS


 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                       F-3

 COMBINED FINANCIAL STATEMENTS

     Combined balance sheets                                              F-4

     Combined statements of income                                        F-5

     Combined statements of shareholders' equity                          F-6

     Combined statements of cash flows                                    F-7

 NOTES TO COMBINED FINANCIAL STATEMENTS                                   F-8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders of
The New Algae Company and
The New Earth Company
Klamath Falls, Oregon

We have audited the accompanying combined balance sheets of The New Algae Company and The New Earth Company as of December 31, 1998 and 1997, and the related combined statements of income, shareholders' equity and cash flows for each of the years ended December 31, 1998, 1997 and 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates, made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The New Algae Company and The New Earth Company as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years ended December 31, 1998, 1997 and 1996, in conformity with generally accepted accounting principles.

                                                BDO Seidman, LLP

Los Angeles, California
December 10, 1999

                            THE NEW ALGAE COMPANY AND
                              THE NEW EARTH COMPANY

                             COMBINED BALANCE SHEETS


                                                                             December 31,
                                                                     -------------------------------
                                                                        1998               1997
                                                                     ------------      -------------
ASSETS (Note 6)

CURRENT ASSETS

     Cash and cash equivalents                                        $ 1,502,110        $        --
     Receivables (Note 2)                                                 412,366            292,727
     Inventories (Note 3)                                              16,568,241         18,747,766
     Prepaid expenses (Note 5)                                            940,952            920,165
                                                                      -----------        -----------

Total current assets                                                   19,423,669        $19,960,658
                                                                      -----------        -----------

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation (Note 4)                                                19,666,350         22,365,267
OTHER ASSETS (Notes 5 and 9)                                            2,009,347          3,897,688
                                                                      -----------        -----------

Total assets                                                           41,099,366         46,223,613
                                                                      ===========        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

     Bank overdraft                                                            --            492,809
     Accounts payable                                                   2,012,070          1,196,613
     Commissions payable                                                4,169,804          5,967,911
     Sales taxes payable                                                  277,691          2,769,522
     Accrued payroll and related liabilities                              352,050            339,140
     Other accrued expenses                                             1,074,988          1,022,436
     Current portion of long-term debt (Note 6)                           690,093            737,114
                                                                      -----------        -----------

Total current liabilities                                               8,576,696         12,525,545
                                                                      -----------        -----------

LONG-TERM LIABILITIES

     Long-term debt, net of current portion (Note 6)                      799,608          1,481,291
                                                                      -----------        -----------

Total liabilities                                                       9,376,304         14,006,836
                                                                      -----------        -----------

COMMITMENTS AND CONTINGENCIES (Notes 8, 9, 10 and 11)

SHAREHOLDERS' EQUITY

     Common stock (Notes 6, 7 and 8)                                        1,100              1,100
     Additional paid-in capital                                           277,943            277,943
     Retained earnings                                                 31,444,019         31,937,734
                                                                      -----------        -----------

Total shareholders' equity                                             31,723,062         32,216,777
                                                                      -----------        -----------

Total liabilities and shareholders' equity                            $41,099,366        $46,223,613
                                                                      ===========        ===========

                                            See accompanying notes to combined financial statements.


                            THE NEW ALGAE COMPANY AND
                              THE NEW EARTH COMPANY

                          COMBINED STATEMENTS OF INCOME



                                                                               December 31,
                                                          ------------------------------------------------
                                                              1998              1997               1996
                                                          ------------     ------------       ------------

REVENUE                                                   $70,015,297      $118,258,360       $203,252,149

COST OF SALES                                              19,219,922        22,196,792         38,704,067
                                                          -----------      ------------       ------------

GROSS PROFIT                                               50,795,375        96,061,568        164,548,082

COMMISSIONS                                                33,825,537        60,277,004        104,117,215
                                                          -----------      ------------       ------------

SELLING PROFIT                                             16,969,838        35,784,564         60,430,867

COMMERCIAL EXPENSES                                           717,546         1,096,556          5,842,305

SELLING EXPENSES                                            9,234,333        13,033,762         17,809,947

RESEARCH AND DEVELOPMENT                                    1,023,909           593,012            708,909

GENERAL AND ADMINISTRATIVE                                  4,323,765         5,156,706          4,868,333
                                                          -----------      ------------       ------------

OPERATING INCOME                                            1,670,285        15,904,528         31,201,373

OTHER INCOME                                                  882,985         1,914,784          4,269,910

OTHER EXPENSE                                                (256,985)         (566,054)        (1,371,141)
                                                          -----------      ------------       ------------

NET INCOME                                                $ 2,296,285      $ 17,253,258       $ 34,100,142
                                                          ===========      ============       ============

                                                   See accompanying notes to combined financial statements.



                            THE NEW ALGAE COMPANY AND
                              THE NEW EARTH COMPANY

                   COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY



                                                   Common Stock       Additional
                                               -------------------     Paid-In      Retained         Shareholders'
                                                 Shares    Amount      Capital      Earnings             Equity
                                               --------    -------     --------    -------------     -------------

BALANCES, December 31, 1995                      2,000      $1,100     $277,943   $    159,334      $    438,377

Distributions to shareholders                     --          --           --      (12,290,000)      (12,290,000)

Net income                                        --          --           --       34,100,142        34,100,142
                                                 -----      ------     --------   ------------      ------------

BALANCES, December 31, 1996                      2,000       1,100      277,943     21,969,476        22,248,519

Distributions to shareholders                     --          --           --       (7,285,000)       (7,285,000

Net income                                        --          --           --       17,253,258        17,253,258
                                                 ------     ------     --------   ------------      ------------

BALANCES, December 31, 1997                      2,000       1,100      277,943     31,937,734        32,216,777

Distributions to shareholders                     --          --           --       (2,790,000)       (2,790,000)

Net income                                        --          --           --        2,296,285         2,296,285
                                                 -----      ------     --------   ------------      ------------

BALANCES, December 31, 1998                      2,000      $1,100     $277,943   $ 31,444,019      $ 31,723,062
                                                 =====      ======     ========   ============      ============

                                                        See accompanying notes to combined financial statements.

                            THE NEW ALGAE COMPANY AND
                              THE NEW EARTH COMPANY

                        COMBINED STATEMENTS OF CASH FLOWS


                                                                              Years ended December 31,
                                                                    --------------------------------------------
                                                                      1998              1997              1996
                                                                    -----------     ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES:

     Net income                                                     $ 2,296,285      $17,253,258    $ 34,100,142
     Adjustments to reconcile net income to cash
       provided by operating activities:
         Depreciation and amortization                                2,898,649        3,090,365       2,403,193
         Loss on sale of fixed assets                                   309,705          179,538       2,298,632
         Reserve against realizable value of fixed assets               861,865               --              --
     Changes in assets and liabilities:

         Receivables                                                   (119,639)         250,707        (493,035)
         Inventories                                                  2,179,525       (5,133,164)     (4,341,917)
         Prepaid expenses                                               (20,787)        (216,897)       (280,457)
         Other assets                                                 1,569,395         (425,034)     (2,395,994)
         Accounts payable                                               815,457         (466,780)     (2,838,274)
         Commissions payable                                         (1,798,107)      (4,414,202)      1,562,280
         Sales tax payable                                           (2,491,831)      (6,545,939)      3,163,303
         Accrued payroll and payroll related liabilities                 12,910         (321,787)        156,701
         Other accrued expenses                                          52,552          354,998      (1,019,731)
                                                                   ------------      -----------    ------------

Net cash provided by operating activities                             6,565,979        3,605,063      32,314,843
                                                                   ------------      -----------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

     Purchase of property and equipment                              (1,332,622)      (1,483,946)    (19,677,520)
     Proceeds from sale of equipment                                    280,266          268,579          20,555
                                                                   ------------      -----------    ------------

Net cash used for investing activities                               (1,052,356)      (1,215,367)    (19,656,965)
                                                                   ------------      -----------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

     Payments on long-term debt                                        (728,704)        (768,587)       (586,899)
     Proceeds from long-term debt                                            --               --         450,000
     Bank overdraft                                                    (492,809)         492,809               -
     Collections on amounts due from shareholders                            --               --         685,637
     Distributions to shareholders                                   (2,790,000)      (7,285,000)    (12,290,000)
                                                                   ------------      -----------    ------------

Net cash used for financing activities                               (4,011,513)      (7,560,778)    (11,741,262)
                                                                   ------------      -----------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  1,502,110       (5,171,082)        916,616

CASH AND CASH EQUIVALENTS, beginning of year                                 --        5,171,082       4,254,466
                                                                   ------------      -----------    ------------


CASH AND CASH EQUIVALENTS, end of year                             $  1,502,110      $        --    $  5,171,082
                                                                   ============      ===========    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for:

         Interest                                                  $    989,859      $   768,591    $    561,715
                                                                   ============      ===========    ============

                                                          See accompanying notes to combined financial statements.


                            THE NEW ALGAE COMPANY AND
                              THE NEW EARTH COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE 1--SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

The New Algae Company ("NAC") and The New Earth Company ("NEC"), collectively the "Company," are engaged in the production and marketing of food supplement products made with blue-green algae harvested from Klamath Lake, Oregon. The Company uses a multi-level distributor network throughout the United States and Canada to distribute its products. The Company is doing business under the trade name of "Cell Tech" and commenced operations in August 1990.

The shareholders of the Company are also shareholders of other entities with which the Company has business transactions, relating primarily to the renting of facilities and purchasing of promotional publications. See Note 12.

PRINCIPLES OF COMBINATION

Although organized as separate corporations, NAC and NEC operate under common control and management. Both corporations are owned by the same shareholders, yet neither corporation has an ownership interest in the other. As a result of these circumstances, the financial statements of NAC and NEC have been combined to present a more meaningful combined statement of financial position and operations of the Company. All material transactions between NAC and NEC have been eliminated upon combination.

MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all liquid investments with an original maturity of three months or less to be cash equivalents.

INVENTORIES

Work in progress, finished goods and sales aids inventories are stated at the lower of cost or market. The Company uses a weighted average method to determine cost for work in progress and finished goods based upon normal harvesting volumes. See Note 3. Cost of work in progress and finished goods includes direct labor and an allocation of overhead costs. Sales aids consist of video tapes, audio tapes, brochures and other promotional items sold by the Company to its distributors.

                            THE NEW ALGAE COMPANY AND
                              THE NEW EARTH COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of 40 years for buildings and 3 to 10 years for machinery and equipment as well as furniture and fixtures. Depreciation expense for 1998, 1997 and 1996 aggregated $2,579,703, $2,506,668 and $1,950,192, respectively. Additions, renewals and improvements are capitalized. Expenditures for maintenance, repairs and minor renewals and improvements are charged to expense. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the accounts, and the resulting gain or loss is recorded in operations.

INTANGIBLE ASSETS

Intangible assets included in other assets consist principally of lease rights and the excess of purchase price over the fair value of the tangible assets of Cell Tech, Inc., acquired in 1990 (see Note 9). These excess costs include a licensing agreement to harvest algae on a certain canal, a noncompetition agreement, product trade names and goodwill. Such intangibles are being amortized using the straight-line method over 10 to 12 years.

The Company analyzes its intangible assets for impairment at the end of each quarter or more frequently when events or changes in circumstances indicate that the carrying amount of intangibles may not be recoverable. In performing this review, the Company estimates the sum of expected future undiscounted net cash flows from operating activities. If the estimated net cash flows are less than the carrying amount of intangibles, the Company recognizes an impairment loss in an amount necessary to write down intangibles to fair value as determined from expected discounted future cash flows. As of December 31, 1998 and 1997, no impairment loss has been recognized.

FINANCIAL INSTRUMENTS

The Company estimates the fair value of its monetary assets and liabilities based upon the existing interest rates related to such assets and liabilities compared to the current market rates of interest for instruments of a similar nature and degree of risk. Cash and cash equivalents approximate fair value as reported in the combined balance sheet. The fair value of debt is estimated using discounted cash flow analyses, based on the Company's incremental borrowing rates for similar types of borrowing arrangements. The fair value of the Company's debt at December 31, 1998 and 1997 approximates the carrying value. The Company records all other financial instruments, including accounts receivable and accounts payable, at cost which approximates market value.

REVENUE RECOGNITION

The Company recognizes revenue from the sale of products at the time the products are shipped, net of provisions for estimated sales returns and allowances.

                            THE NEW ALGAE COMPANY AND
                              THE NEW EARTH COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Effective October 11, 1990 and October 1, 1995, NAC and NEC elected S Corporation status, respectively. Under the provisions of the Internal Revenue Code for S Corporations, the Company is not liable for payment of federal or state income taxes. Rather, the taxable income of the Company is attributed directly to its shareholders. Because NEC had previously operated as a taxable entity, it may be subject to potential "built-in gains" tax upon the sale of its operating assets or its entire business.

The Company generally makes tax distributions to its shareholders for estimated income taxes. However, such distributions have not been adequate to fully satisfy the income tax liabilities of the shareholders in recent years. See Note 8.

NON-CASH TRANSACTIONS

During 1996, the Company obtained certain lease rights in exchange for a promissory note in the amount of $579,622. As this was a non-cash transaction, it has been excluded from the combined statement of cash flows.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews the carrying values of its long-lived and identifiable assets for possible impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying value or fair value less costs to sell. The financial statements for the year ended December 31, 1998 include an adjustment due to the impairment of long-lived assets of $861,865.

COMPREHENSIVE INCOME

In June of 1997, the Financial Accounting Standards Board (FASB) issued SFAS 130 "Reporting on Comprehensive Income," in response to concerns of users of financial statements about the increasing number of comprehensive income items that bypass the income statement. This statement is effective for all periods beginning after December 15, 1997. Since the Company's only component of comprehensive income is net income, the pronouncement imposes no additional reporting requirements on the Company.

SEGMENT REPORTING

The FASB issued SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," in June 1997. This Statement is in effect for financial statements for periods beginning after December 15, 1997. Since the Company currently only reports one business segment in its financial statements, the pronouncement imposes no additional reporting disclosures on the Company.

                            THE NEW ALGAE COMPANY AND
                              THE NEW EARTH COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE 2--RECEIVABLES

As revenues are generally paid with credit cards and thereby collected prior to shipment, the Company does not record trade accounts receivable. Receivables consist of the following:


                                                                     December 31,
                                                          ----------------------------------
                                                             1998                  1997
                                                          ------------        --------------
Due from shareholders                                     $    43,263                21,084
Miscellaneous receivables                                     369,103               271,643
                                                          -----------           -----------

                                                          $   412,366           $   292,727
                                                          ===========           ===========

NOTE 3--INVENTORIES

Inventories consist of the following:


                                                                    December 31,
                                                          ---------------------------------
                                                             1998                  1997
                                                          -----------           -----------
Work in progress                                          $15,087,107           $16,385,557
Finished goods                                              1,894,473             2,305,847
Sales aids                                                     86,661               556,362
                                                          ------------          -----------

                                                           17,068,241            19,247,766

Less reserve for potentially unsaleable
  inventories (Note 8)                                       (500,000)             (500,000)
                                                          -----------           -----------

                                                          $16,568,241           $18,747,766
                                                          ===========           ===========

During 1998, the Company curtailed the volume of algae harvested. Accordingly, the Company experienced excess processing capacity which was not fully utilized. As a result, the Company incurred costs aggregating $4.7 million, representing negative volume variances. Such costs are included in cost of sales for 1998.

                            THE NEW ALGAE COMPANY AND
                              THE NEW EARTH COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE 4--PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                                      December 31,
                                                                             -----------------------------
                                                                                 1998              1997
                                                                             -----------       -----------
Land and improvements                                                        $   361,620       $   361,620
Buildings and improvements                                                     6,734,518         6,834,072
Furniture and fixtures                                                           821,967           776,649
Machinery and equipment                                                       18,092,329        18,970,469
Non-commercial assets                                                          1,120,016         1,016,574
                                                                             -----------       ------------

                                                                              27,130,450        27,959,384

Less accumulated depreciation                                                 (7,464,100)       (5,594,117)
                                                                             -----------       -----------

                                                                             $19,666,350       $22,365,267
                                                                             ===========       ===========

Non-commercial assets include machinery and equipment held for sale with a cost of $1,230,671 and $1,223,444, and accumulated depreciation of $253,917 and $709,818 at December 31, 1998 and 1997, respectively.

NOTE 5--OTHER ASSETS

Other assets consist of the following:


                                                                                    December 31,
                                                                              -------------------------
                                                                                1998            1997
                                                                              ---------       ---------
Intangibles (Note 9):

    Lease rights, net of accumulated amortization of $377,384
      and $224,589                                                           $1,150,543      $1,303,338

    Excess of purchase price over fair value of tangible assets acquired, net of accumulated amortization of $1,418,455 and
    $1,252,304                                                                  428,518         594,669
    Deposits                                                                    453,338       1,980,528
    Other                                                                        71,780         113,985
                                                                             ----------      ----------

                                                                              2,104,179       3,992,520

Less current portion of lease rights included in prepaid expenses               (94,832)        (94,832)
                                                                             ----------      ----------

                                                                             $2,009,347      $3,897,688
                                                                             ==========      ==========

                            THE NEW ALGAE COMPANY AND
                              THE NEW EARTH COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS



NOTE 6--DEBT

Debt consists of the following:


                                                                                        December 31,
                                                                                 -------------------------
                                                                                    1998          1997
                                                                                 ----------    ----------
Note payable to former owner of Cell Tech, Inc., secured by all of the assets and all of the issued and outstanding stock of NAC, with monthly payments of $65,942 including interest at 19%, maturing July
    1, 2000 (see Note 9)                                                         $1,074,717    $1,605,611

Note payable to a nonprofit organization, secured by rights of property and leasehold improvements, with annual payments of $75,000
    including interest at 6.25%, maturing July 19, 2005                             414,984       461,161

Note payable to a financing company, secured by rights of property and leasehold improvements, with monthly payments of $19,527 including
    interest at 8%, repaid in 1998                                                       --       151,633
                                                                                 ----------    ----------

                                                                                  1,489,701     2,218,405

Less current portion                                                               (690,093)     (737,114)
                                                                                 ----------    ----------

                                                                                 $  799,608    $1,481,291
                                                                                 ==========    ==========

At December 31, 1998, scheduled maturities of debt are summarized as follows:


Year ending December 31,                                                                         Amount
                                                                                               -----------
         1999                                                                                  $  690,093
         2000                                                                                     485,818
         2001                                                                                      55,388
         2002                                                                                      58,850
         2003                                                                                      62,528
         Thereafter                                                                               137,024
                                                                                               ----------
                                                                                               $1,489,701
                                                                                               ==========


NOTE 7-- COMMON STOCK

NEC has authorized 1,000,000 shares of no par voting common stock and 1,000,000 shares of no par nonvoting common stock, with 100 shares of voting common stock and 900 shares of nonvoting common stock issued and outstanding at December 31, 1998 and 1997. NAC has authorized 1,000,000 shares of no par voting common stock and 1,000,000 shares of no par nonvoting common stock, with 100 shares of voting common stock and 900 shares of nonvoting common stock issued and outstanding at December 31, 1998 and 1997.

                            THE NEW ALGAE COMPANY AND
                              THE NEW EARTH COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE 8--COMMITMENTS AND CONTINGENCIES

MICROCYSTIS

As a result of certain conditions, a toxic strain of algae called Microcystis occasionally blooms in Klamath Lake and contaminates a portion of the Company's harvest of blue-green algae. In 1991, the Company began to test the algae harvested at its facility for possible contamination. The existence of Microcystis has been regularly measured at various levels. In the absence of established regulatory criteria for determining an acceptable level of Microcystin (the actual toxin), the Company sponsored an assessment of risk and set its own standards for determining whether a particular batch of algae is acceptable for human consumption. Algae which does not meet the Company's standards and cannot be used in alternative nonhuman consumable products is isolated and not used in production.

On October 23, 1997, the Oregon Department of Agriculture issued an Administrative Rule on the sale of blue-green algae which stated that "the agency has decided to adopt the 1 microgram per gram (1 ppm) level of Microcystin in blue-green algae." This ruling may have an impact on the Company's ability to process and distribute the raw algae harvested and finished goods produced. Such ruling may also decrease the amount of salable inventory on hand at December 31, 1998 and may therefore have an adverse impact on the Company's ability to realize the carrying value of its inventories. To date, Company management and its legal counsel have attempted, but have been unable, to clarify the impact of the Administrative Rule and the ability of any entity to measure the Microcystin amount at the Rule's stated level with precision or accuracy. Since the impact of the Rule has not been clarified, it is difficult at this time to determine its overall effect on the Company. However, management has recognized that an impairment of its inventory may exist and therefore has recorded its best estimate of the effect by establishing a reserve in the amount of $500,000 at December 31, 1998 and 1997, respectively, for the possible effects of inventories which may become unsaleable under this Rule. The Oregon Department of Agriculture has raised no questions about the Company's products under this Rule to date.

LITIGATION

In 1996, the Company entered into an agreement with one of its vendors. Under the terms of the agreement, the Company is required to deliver 1 million wet pounds of algae per month for processing for a five-year period. In 1997, the Company and the vendor made certain allegations regarding compliance with the terms of the agreement and are currently involved in legal proceedings. While the ultimate disposition of such proceedings is not presently determinable, management believes that the outcome will not have a significant adverse impact on the Company's financial position or results of operations.

The Company is involved in various legal matters arising in the normal course of business. In the opinion of management, the Company's liability, if any, arising from legal proceedings related to these matters is not expected to have a material adverse impact on the Company's financial position.

                            THE NEW ALGAE COMPANY AND
                              THE NEW EARTH COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE 8--COMMITMENTS AND CONTINGENCIES (CONTINUED)

LIEN ON COMPANY STOCK

The Company's stock is the subject of a tax lien filed by the Internal Revenue Service for income taxes due from its shareholders arising from taxable income attributed from the Company. The Company is currently seeking debt and/or equity arrangements to provide funds to satisfy the shareholders' tax liabilities. Accordingly, it is expected that the Company will make additional distributions to its shareholders for income taxes due from its shareholders.

NOTE 9--ACQUISITION OF THE ASSETS OF CELL TECH, INC.

On August 3, 1990, NAC acquired all of the assets of Cell Tech, Inc. in exchange for cash and notes payable in the amount of $3,789,470. Cell Tech, Inc. was engaged in the production and marketing of food supplement products made with blue-green algae. In addition, the purchase agreement calls for contingent considerations to be paid in installments ranging from zero to $54,261 per month, based on a percentage of monthly sales, payable through August 10, 2000. As the term of the contingent payments matches the estimated life of the related intangibles, such payments are charged to operating expense when determinable. Contingent payments made totaled $651,132 for each of 1998, 1997 and 1996.

The Company accounted for the business combination as a purchase. The acquisition resulted in excess of purchase price over fair value of tangible assets of $1,846,973 which consists of a licensing agreement to harvest algae on a certain canal, a noncompetition agreement, product trade names, and goodwill. Such intangibles are being amortized using the straight-line method over 10 to 12 years.

NOTE 10--EMPLOYEE BENEFIT PLAN

Effective June 1, 1994, the Company established a 401(k) Employee Savings Plan which allows eligible employees to contribute up to 15% of their compensation annually. The plan allows for Company matching at the discretion of management. Each employee receives a pro rata allocation of the discretionary matching based on the employee's compensation in relation to the compensation of all participants entitled to profit sharing contributions. The Company matching aggregated $126,158, $141,655 and $116,222 in 1998, 1997 and 1996, respectively.

                            THE NEW ALGAE COMPANY AND
                              THE NEW EARTH COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE 11--LEASES

The Company has noncancelable operating leases, primarily for facilities space, vehicles and phone systems, which expire over the next five years and thereafter. Future minimum lease payments under operating leases are summarized as follows:

Year ending December 31,                                    Amount
                                                         ------------
         1999                                            $    746,701
         2000                                                 467,427
         2001                                                 148,680
         2002                                                  98,998
         2003                                                  85,600
         Thereafter                                           384,642
                                                         ------------
                                                         $  1,932,048
                                                         ============

Rent expense for 1998, 1997 and 1996 aggregated $1,591,240, $2,589,773 and
$2,569,299, respectively.

NOTE 12--RELATED PARTY TRANSACTIONS

The lease agreements described and summarized in Note 11 include certain building and equipment leases in which the lessors are shareholders of the Company. Rental payments to the shareholders for 1998, 1997 and 1996 aggregated $726,770, $1,665,227 and $1,567,798, respectively.

The Company also purchases promotional publications from an entity with common ownership. Payments for promotional publications to the shareholders for 1998, 1997, and 1996 aggregated $48,640, $115,577 and $818,160, respectively.

NOTE 13--SUBSEQUENT EVENTS

REVERSE ACQUISITION

On July 16, 1999, the Company entered into an agreement with a public company, HumaScan, Inc. a Delaware Corporation. The agreement provides for the transfer of all of the outstanding shares of NAC and NEC, in exchange for HumaScan common stock and HumaScan preferred stock that, together, will represent approximately 92.094% of the outstanding HumaScan common stock (including the HumaScan common stock to be issued upon conversion of the HumaScan preferred stock) after the close of the exchange. The new company will be known as Cell Tech International, Inc.

CHANGE IN TAX STATUS

Subsequent to December 31, 1998, the Company elected to be taxed as a C Corporation. The Company was previously taxed as an S Corporation.

             Cell Tech International Incorporated. and Subsidiaries
                    Index to Pro Forma Financial Information





Explanatory Head Note                                                              P-1

Unaudited pro forma condensed consolidated balance sheets at September 30, 1999    P-2

Unaudited pro forma condensed consolidated statements of income for the year
ended December 31, 1998                                                            P-3

Unaudited pro forma condensed consolidated statements of income for the nine
months ended September 30, 1999                                                    P-4

Notes to the unaudited pro forma condensed consolidated financial statements       P-5

                      CELL TECH INTERNATIONAL INCORPORATED
                    (FORMERLY HUMASCAN INC. AND SUBSIDIARIES)



                          ----------------------------



                        PRO FORMA CONDENSED CONSOLIDATED

                              FINANCIAL STATEMENTS

                          -----------------------------

                      CELL TECH INTERNATIONAL INCORPORATED

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     On July 16, 1999, HumaScan, Inc. ("HumaScan") entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") with Daryl J. Kollman and Marta C. Kollman (together, the "Kollmans"). The Reorganization Agreement provided for the exchange ("Exchange") of all of the outstanding shares of The New Earth Company, Inc. ("Earth Company") and The New Algae Company, Inc. ("Algae Company" and, together with Earth Company, the "Companies") for shares of HumaScan common stock and HumaScan preferred stock that together represented approximately 92.049% of the outstanding HumaScan Common Stock (including the HumaScan Common Stock issuable upon conversion of the HumaScan preferred stock) after the closing of the Exchange.

     Under the terms of the Reorganization Agreement, upon consummation of the Exchange, the Kollmans transferred to HumaScan (i) an aggregate of 100 shares of voting common stock and 900 shares of non-voting common stock of Earth Company and (ii) an aggregate of 100 shares of voting common stock and 900 shares of non-voting common stock of Algae Company, and HumaScan transferred to the Kollmans (iii) an aggregate of 13,000,000 shares of common stock of HumaScan and
(iv) an aggregate of 748,507 shares of Series B Preferred Stock ("Preferred Stock") of HumaScan. Each share of Preferred Stock has converted automatically into 108.520993 shares of HumaScan common stock (an aggregate of 81,228,723 shares). As of July 16, 1999, HumaScan had outstanding 8,139,070 shares of HumaScan common stock and had reserved 2,589,107 shares of HumaScan common stock for issuance upon the exercise of outstanding options and warrants or pursuant to HumaScan's 1996 Stock Incentive Plan. On August 10, 1999, the majority shareholders of HumaScan voted to effect a 1:10.8520933 reverse stock split and amend its certificate of incorporation to increase its authorized shares of common stock to 50,000,000 form 25,000,000 to provide a sufficient number of shares of HumaScan common stock to permit the conversion of all of the Preferred Stock. Holders of shares of Preferred Stock have voting, dividend and liquidation rights with respect to such shares equivalent to the voting, dividend and liquidation rights that a holder of the number of shares of HumaScan common stock into which their Preferred Stock is convertible would have.

         For accounting purposes, the acquisition has been treated as a recapitalization of the Companies with the Companies as the acquirer
(reverse
acquisition).

     On August 19, 1999, HumaScan changed its name to Cell Tech International Incorporated.

     The accompanying condensed consolidated financial statements illustrate the effect of the acquisition ("Pro Forma") on the HumaScan's financial position and results of operations. The condensed consolidated balance sheet as of September 30, 1999 is based on the historical balance sheets of HumaScan and the Companies as of that date and assumes the acquisition took place on that date. The condensed consolidated statements of income for the year ended December 31, 1998 and the nine months ended September 30, 1999 are based on the historical statements of income of the HumaScan and the Companies for those periods. The pro forma condensed consolidated statements of income assume the acquisition took place on January 1, 1998.

     The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition.

     The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of HumaScan and the Companies.

                                 CELL TECH INTERNATIONAL INCORPORATED
                          PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                           (UNAUDITED)

                                       SEPTEMBER 30, 1999

                                                            Algae Company
                                                                 and
                                                HumaScan     Earth Company   Adjustments         Pro Forma
                                              ------------  --------------   -----------       -------------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                  $     27,194    $  1,024,032  $                   $  1,051,226
  Receivables                                        --           964,714        (68,725)(1)        895,989
  Inventories                                        --        14,704,102                        14,704,102
  Prepaid expenses                                199,231         482,710                           681,941
  Deferred income tax asset                          --         2,290,207                         2,290,207
                                             ------------    ------------                      ------------
Total current assets                              226,425      19,465,765                        19,623,465
                                             ------------    ------------                      ------------

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation                                       --        17,301,238                        17,301,238
OTHER ASSETS                                        7,531       2,136,462                         2,143,993
                                             ------------    ------------                      ------------

Total assets                                 $    233,956    $ 38,903,465                      $ 39,068,696
                                             ============    ============                      ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                           $     97,033    $  3,128,838        (68,725)(1)   $  3,157,146
  Commissions payable                                --         5,114,403                         5,114,403
  Sales taxes payable                                --           388,951                           388,951
  Accrued payroll and related liabilities            --           515,319                           515,319
  Other accrued expenses                          118,100         515,631                           633,731
  Current portion of long-term debt                  --         6,021,601                         6,021,601
                                             ------------    ------------                      ------------
Total current liabilities                         215,133      15,684,743                        15,831,151
                                             ------------    ------------                      ------------

LONG-TERM LIABILITIES
  Long-term debt, net of current portion             --         2,167,881                         2,167,881
  Deferred income tax liability                      --         1,263,833                         1,263,833
                                             ------------    ------------                      ------------

Total liabilities                                 215,133      19,116,457                        19,262,865
                                             ------------    ------------                      ------------

SHAREHOLDERS' EQUITY
     Common stock                                  81,391           1,100        942,287 (2)      1,023,678
                                                                                  (1,100)(3)
  Additional paid-in capital                   16,902,146         277,943       (942,287)(2)           --
                                                                                   1,100 (3)
                                                                             (16,238,902)(4)
  Retained earnings (deficit)                 (16,964,714      19,507,965     16,238,902 (4)     18,782,153
                                             ------------    ------------                      ------------
Total shareholders' equity                         18,823      19,787,008                        19,805,831
                                             ------------    ------------                      ------------
Total liabilities and shareholders' equity   $    233,956      38,903,465                      $ 39,068,696
                                             ============    ============                      ============

                 See notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited).


                                   CELL TECH INTERNATIONAL INCORPORATED
                           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                             (UNAUDITED)

                                     YEAR ENDED DECEMBER 31, 1998

                                                   Algae Company
                                                        and
                                        HumaScan    Earth Company   Adjustments       Pro Forma
                                      -----------  --------------- -------------    -------------
REVENUE                                $     --      $ 70,015,297    $               $ 70,015,297

COST OF SALES                                --        19,219,922                      19,219,922
                                       ----------    ------------                    ------------
GROSS PROFIT                                 --        50,795,375                      50,795,375

COMMISSIONS                                  --        33,825,537                      33,825,537
                                       ----------    ------------                    ------------
SELLING PROFIT                               --        16,969,838                      16,969,838

COMMERCIAL EXPENSES                          --           717,546                         717,546

SELLING EXPENSES                             --         9,234,333                       9,234,333

RESEARCH AND DEVELOPMENT                     --         1,023,909                       1,023,909

GENERAL AND ADMINISTRATIVE                243,552       4,323,765                       4,567,317
                                       ----------    ------------                    ------------
OPERATING INCOME (LOSS)                  (243,552)      1,670,285                       1,426,733

OTHER INCOME                                 --           882,985                         882,985

OTHER EXPENSE                                --          (256,985                        (256,985
                                       ----------    ------------                    ------------
NET INCOME (LOSS) BEFORE INCOME TAX      (243,552)      2,296,285                       2,052,733
                                       ----------    ------------                    ------------
DEFERRED INCOME TAX BENEFIT                  --              --                              --
                                       ----------    ------------                    ------------
NET INCOME (LOSS)                      $ (243,552       2,296,285                    $  2,052,733
                                       ==========    ============                    ============
EARNINGS (LOSS) PER SHARE              $     (.03)                                   $        .22
                                       ==========                                    ============
WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING (Note 5)                 9,399,899                                       9,399,899
                                       ==========                                    ============


 See notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited).

                                    CELL TECH INTERNATIONAL INCORPORATED
                           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                             (UNAUDITED)

                                  NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                                   Algae Company
                                                                       and
                                                     HumaScan      Earth Company   Adjustments      Pro Forma
                                                   -----------    --------------  -------------   --------------
REVENUE                                            $      --      $ 39,706,353    $               $   39,706,353

COST OF SALES                                             --        10,600,863                        10,600,863
                                                   -----------    ------------                    --------------
GROSS PROFIT                                              --        29,105,490                        29,105,490

COMMISSIONS                                               --        18,904,084                        18,904,084
                                                   -----------    ------------                    --------------
SELLING PROFIT                                            --        10,201,406                        10,201,406

COMMERCIAL EXPENSES                                       --           825,374                           825,374

SELLING EXPENSES                                          --         6,210,879                         6,210,879

RESEARCH AND DEVELOPMENT                                  --         1,257,098                         1,257,098

GENERAL AND ADMINISTRATIVE                             214,428       4,437,903                         4,652,331
                                                   -----------    ------------                    --------------
OPERATING LOSS                                        (214,428)     (2,529,848)                       (2,744,276

OTHER INCOME                                              --         1,109,886                         1,109,886

OTHER EXPENSE                                             --          (381,659)                         (381,659)
                                                   ------------   ------------                    --------------
NET LOSS BEFORE INCOME TAX                            (214,428)     (1,801,621)                       (2,016,049)
                                                   ------------   ------------                    --------------
DEFERRED INCOME TAX BENEFIT                               --         1,026,374                         1,026,374
                                                   ------------   ------------                    --------------
NET LOSS                                           $  (214,428)       (775,247)                   $     (989,675)
                                                   ===========    ============                    ==============
LOSS PER SHARE                                     $      (.02                                    $         (.11)
                                                   ===========                                    ==============
WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING(Note 5)                               9,424,848                                         9,424,848
                                                   ===========                                    ==============


 See notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited).

                      CELL TECH INTERNATIONAL INCORPORATED

                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                   (UNAUDITED)

The pro forma adjustments to the condensed consolidated balance sheets are as follows:

(1)  To eliminate intercompany balances.

(2) Issuance of 94,228,726 shares of $0.01 par value HumaScan, Inc. common stock in exchange for:

     (i) an aggregate of 100 shares of voting common stock and 900 shares of non-voting common stock of The New Earth Company

     (ii) an aggregate of 100 shares of voting common stock and 900 shares of non-voting common stock of The New Algae Company

(3) To eliminate The New Algae Company and The New Earth Company voting and non-voting common stock.

(4)  To eliminate HumaScan, Inc. accumulated deficit.

(5) The weighted average number of shares outstanding has been adjusted for the 1:10.8520933 reverse stock split.